GELSTAT APPOINTS BUSINESS AND HEALTH CARE LEADER K. JAMES EHLEN, M.D.,
                             TO BOARD OF DIRECTORS

     Former CEO of Allina Health System and CMO of Humana Brings Additional
                Regulatory, Management and Governance Experience

MINNEAPOLIS - September 27, 2004 -- GelStat Corporation (OTCBB: GSAC) today announced the appointment of K. James Ehlen, M.D. to its board of directors. Ehlen is a recognized leader in both the business and medical communities. He is a noted national speaker with a history of leading improvements in financial and clinical performance through the application of creative, cost-effective health care solutions.

"I'm enthusiastic about the opportunities for GelStat and its future prospects, not just in migraine, but in a host of related areas," said Ehlen. "Clearly, managed health care companies as well as individual consumers are looking for effective solutions that can improve outcomes and reduce costs. I look forward to working with my colleagues to achieve the Company's goals, including bringing increased awareness of GelStat Migraine to the medical establishment."

Stephen Roberts, M.D., chairman and chief executive officer of GelStat said, "We are exceptionally pleased that Dr. Ehlen has joined our board. His combined business and medical experience represents a unique and extremely valuable resource, especially as we see opportunities to position GelStat Migraine and pending new products as effective and economical treatment options, not only with consumers directly, but also with health care professionals and managed care organizations."

Dr. Ehlen is presently CEO of Halleland Health Consulting, a leading health consulting group with expertise in regulatory and compliance affairs, clinical and health system integration, strategy and product positioning, and matters of corporate accountability, governance and ethics. He practiced as an endocrinologist for 13 years before spending the past 16 years in a series of executive roles. In 1988 he became chairman and chief executive officer of Physicians Health Plan that subsequently evolved to Medica. In 1994, as CEO of Medica, he negotiated a merger with Healthspan to create the Twin Cities' based integrated health care system, Allina Health System, where he was co-CEO. In 1999, Dr. Ehlen left his position with Allina to become the Chief Medical Officer (CMO) of Humana, one of the country's largest health maintenance organizations. He is a past chairman of the Health Forum Board and the VHA Foundation Board, and is a long-standing member of the American College of Physician Executives.

ABOUT GELSTAT MIGRAINE

GelStat Migraine is a new over-the-counter (OTC, non-prescription) medication for acute relief from the pain and associated symptoms of migraine and migraine-like headaches. Over 90 percent of those with migraine use OTC medications as part of their treatment arsenal, though in only about 25 percent of those with moderate to severe headache pain are these older medications reported to exhibit any effect. Americans purchased over 600 million units of OTC headache medication last year.

A recent clinical trial showed GelStat Migraine to be effective in 83 percent of patients, whose migraine pain was either eliminated or arrested at the mild pain phase by early treatment.


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ABOUT GELSTAT CORPORATION

GelStat Corporation is a consumer healthcare company dedicated to the cost-effective development and marketing of advanced OTC health care products. Development efforts are focused on large markets where GelStat products can offer improved efficacy, safety, and/or convenience over existing OTCs. The Company's initial efforts center on developing products for migraine therapy and to improve sleep, both multi-billion dollar global markets.

For more information, visit www.GelStat.com


Forward-Looking Statements

This press release contains "forward-looking" statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statement other than a statement of historical fact should be considered a forward-looking statement. Such forward-looking statements are based on the Company's current expectations and involve known and unknown risks, uncertainties, or other factors which may cause actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Risks, uncertainties and assumptions include the possibility that the market for the sale of certain products, or all products, may not develop as expected, or at all. Readers are cautioned not to place undue reliance on those forward-looking statements, which speak only as of the date hereof. The company undertakes no obligation and does not intend to release publicly any revisions to these forward-looking statements to reflect events or circumstances after the date hereof or to reflect unanticipated events or developments.


Contact:


Media Inquiries:


The Carideo Group, Inc.


Tony Carideo, 612-317-2880


Investor Relations:

Insight Capital

Brock Malky, 724-453-1800




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